Exhibit 12(b)
CERTIFICATION

Mark D. Nerud, President and Principal Executive Officer, and Daniel W. Koors, Treasurer and Principal Financial Officer of Montgomery Street Income Securities, Inc., each certify that to his knowledge:

1.	This Form N-CSR filing for the registrant fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in this Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ Mark D. Nerud	/s/ Daniel W. Koors
By: Mark D. Nerud	By: Daniel W. Koors
President and Principal Executive Officer	Treasurer and Principal Financial Officer
Date: March 1, 2010	Date: March 1, 2010

This certificate is furnished pursuant to the requirements of Form N-CSR and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.